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                                                                     EXHIBIT 1.1



                                4,200,000 SHARES

                              TOWNE SERVICES, INC.

                                  COMMON STOCK

                                  ------------

                             UNDERWRITING AGREEMENT

                                  ------------



WHEAT FIRST SECURITIES, INC.
J.C. BRADFORD & CO.
STEPHENS INC.
  As Representatives (the "Representatives") of the Several Underwriters
c/o Wheat First Securities, Inc.
Riverfront Plaza
901 East Byrd Street
Richmond, Virginia 23219                                    ___________ __, 1998

Ladies and Gentlemen:

     Towne Services, Inc., a Georgia corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters named in Schedule I hereto (the "Underwriters") 4,000,000 shares of Common Stock, no par value per share ("Common Stock"), of the Company (the "Company Shares"), and the shareholder of the Company named in Schedule II hereto (the "Firm Selling Shareholder") proposes to sell to the Underwriters 200,000 shares of Common Stock (the "Selling Shareholder Shares"). The Company Shares and the Selling Shareholder Shares are hereinafter referred to as the "Firm Shares." The Firm Shares are to be sold to the Underwriters, acting severally and not jointly, in such amounts as are set forth in Schedule I hereto opposite the name of each Underwriter. Additionally, the shareholders of the Company named in Schedule II hereto (the "Option Selling Shareholders") propose to grant to the Underwriters an option to purchase up to 630,000 additional shares of Common Stock (the "Optional Shares") as provided in Section 2 of this Agreement solely for the purpose of covering over-allotments in connection with the distribution and sale of the Firm Shares. The Firm Shares and the Optional Shares, if any, that the Underwriters elect to purchase pursuant to Section 2 hereof are collectively called the "Shares,"


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and the Firm Selling Shareholder and the Option Selling Shareholders are
collectively referred to herein as the "Selling Shareholders" and individually as a "Selling Shareholder."

1.   REPRESENTATIONS AND WARRANTIES.

     (a) The Company represents and warrants to, and agrees with, the Underwriters that:

          (i) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (File No. 333-53341) under the Securities Act of 1933, as amended (the "Act"), and as a part thereof a preliminary prospectus, in respect of the Shares, and has filed one or more amendments thereto. Such registration statement, as amended, has been declared effective by the Commission, and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission. Copies of such registration statement and any amendments, including any post-effective amendments, and all forms of the related prospectuses contained therein and any supplements thereto, have been delivered to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) of the Act, including the prospectus, Part II, all financial schedules and exhibits thereto, and all information deemed to be a part of such registration statement pursuant to Rule 430A under the Act at the time when it became effective, is herein referred to as the "Registration Statement." The form of final prospectus that discloses all the information that was omitted from the prospectus contained in the Registration Statement on the effective date pursuant to Rule 430A of the rules and regulations of the Commission under the Act and in the form filed pursuant to Rule 424(b) under the Act is herein referred to as the "Prospectus." The prospectus included in the Registration Statement, and each prospectus included in any amendment thereto, prior to the effective date of the Registration Statement, is referred to herein as a "Preliminary Prospectus."

          (ii) The Company has not received and has no knowledge of any order preventing or suspending the use of any Preliminary Prospectus and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters through you expressly for use therein (it being understood that the only information so provided is the information included under the caption "Underwriting" in the Prospectus);


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          (iii) The Registration Statement conforms, and the Prospectus and any amendments or supplements thereto will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the light of the circumstances under which they were made, in the case of the Prospectus and any amendments or supplements thereto) not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters through you expressly for use therein (it being understood that the only information so provided is the information included under the caption "Underwriting" in the Prospectus);

          (iv) The Company does not own more than 5% of the equity interests of any other business entity;

          (v) The Company has not sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the outstanding capital stock or long-term debt of the Company, or any issuance of options, warrants or rights to purchase capital stock of the Company, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, financial condition or results of operations of the Company, otherwise than as set forth or contemplated in the Prospectus;

          (vi) The Company is a corporation in good standing under the laws of the State of Georgia, with corporate power under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus, and the Company has been qualified to transact business as a foreign corporation in all states in which it is required to be so qualified, except where the failure to so qualify would not result in a material adverse effect on the business, financial condition or results of operations of the Company;

          (vii) The Company has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it, free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not


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     interfere with the use made and proposed to be made of such property and buildings by the Company;

          (viii) The Company has authorized and issued capital stock as set forth in the Prospectus; all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and conform to the description of the capital stock of the Company contained in the Prospectus; except as described in the Prospectus, there are no preemptive or other similar rights to subscribe for or to purchase any securities of the Company; except as described in the Prospectus, the Company has issued no warrants, options or other similar rights to purchase any securities of the Company; and except as disclosed in the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of the Company with respect to such filing, offering or sale;

          (ix) The Shares have been duly and validly authorized and, when the Firm Shares are issued and delivered against payment therefor as provided herein, will be validly issued, fully paid and nonassessable and will conform to the description of the Shares contained in the Prospectus;

          (x) The Company has full legal right, power and authority to enter into this Agreement and to issue, sell and deliver the Firm Shares to the Underwriters as provided herein, and this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy and other creditor rights laws and general principles of equity, including the availability of the equitable remedy of specific performance. The issue and sale of the Firm Shares by the Company and the performance of this Agreement and the consummation by the Company of the transactions herein contemplated will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or to which it or any of its properties or assets is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or bylaws of the Company (each as amended to date the "Charter" and "Bylaws", respectively) or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets, except for any such conflict, breach, violation or default which would not have a material adverse effect on the business, financial condition or results of operations of the Company; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Firm Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required under the Act and under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;


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          (xi)   There are no legal or governmental proceedings pending to which the Company is a party or of which any properties or assets of the Company are the subject, other than as set forth or contemplated in the Prospectus, which, if determined adversely to the Company, would individually or in the aggregate have a material adverse effect on the business, financial condition or results of operations of the Company, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or by others;

          (xii) Arthur Andersen LLP, who have certified certain financial statements of the Company, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

          (xiii) The Company has previously disclosed and delivered or made available to the Underwriters or their representatives prior to the date the Registration Statement was declared effective copies of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plans, all other written employee programs, arrangements or agreements, all medical, vision, dental or other health plans, all life insurance plans and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans" as that term is defined in
     Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), adopted, maintained, sponsored in whole or in part or contributed to by the Company for the benefit of employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries are eligible to participate (collectively, the "Company Benefit Plans").

                 The Company has maintained all Company Benefit Plans (including filing all reports and returns required to be filed with respect thereto) in accordance with their terms and in compliance with the applicable terms of ERISA, the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and any other applicable federal and state laws the breach or violation of which would have, individually or in the aggregate, a material adverse effect on the business, financial condition or results of operations of the Company. Each Company Benefit Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has either received a favorable determination letter from the Internal Revenue Service or timely requested such a letter and has at all times been maintained in accordance with Section 401 of the Internal Revenue Code, except where any failure to receive or seek such a favorable determination letter or so maintain such Company Benefit Plan would not have, individually or in the aggregate, a material adverse effect on the business, financial condition or results of operations of the Company. The Company has not engaged in a transaction with respect to any Company Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject the Company to a tax or penalty imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to


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     have, individually or in the aggregate, a material adverse effect on the business, financial condition or results of operations of the Company.

                 The Company is not obligated to provide post-retirement medical benefits or any other unfunded post-retirement welfare benefits (except COBRA continuation coverage required to be provided by ERISA Section 601), which such liabilities to the Company would have, individually or in the aggregate, a material adverse effect on the business, financial condition or results of operations of the Company. Neither the Company nor any member of a group of trades or businesses under common control (as defined in ERISA Sections 4001(a)(14) and 4001(b)(1)) with the Company has at any time within the last six years sponsored, contributed to or been obligated under Title I or IV of ERISA to contribute to a "defined benefit plan" (as defined in ERISA Section 3(35)). Within the last six years, neither the Company nor any member of a group of trades or businesses under common control (as defined in ERISA Sections 4001(a)(14) and 4001(b)(1)) with Company has had an "obligation to contribute" (as defined in ERISA Section
     4212) to a "multiemployer plan" (as defined in ERISA Sections 4001(a)(3) and 3(37)(A));

          (xiv) The financial statements of the Company, together with the related notes, as set forth in the Registration Statement present fairly the financial position and the results of operations of the Company at the indicated dates and for the indicated periods; such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods presented except as noted in the notes thereon, and all adjustments necessary for a fair presentation of results for such periods have been made; and the selected financial information included in the Prospectus presents fairly the information shown therein and has been compiled on a basis consistent with the financial statements presented therein;

          (xv) The Company has filed all federal, state and any foreign income tax returns which have been required to be filed (or has received an extension with respect thereto) and has paid, or made adequate reserves for, all taxes indicated by said returns and all assessments received by it to the extent that such taxes have become due and are not being contested in good faith;

          (xvi) The property, assets and operations of the Company comply in all material respects with all applicable federal, state or local law, common law, doctrine, rule, order, decree, judgment, injunction, license, permit or regulation relating to environmental matters (the "Environmental Laws"), except to the extent that failure to comply with such Environmental Laws would not have a material adverse effect on the business, financial condition or results of operations of the Company. To the knowledge of the Company, none of the property, assets or operations of the Company is the subject of any foreign, federal, state or local investigation evaluating whether any remedial action is needed to respond to a release into the environment of any substance regulated by, or form the basis of liability under, any Environmental Laws (a "Hazardous Material") or is in contravention


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     of any Environmental Law that would have a material adverse effect on the business, financial condition or results of operations of the Company. The Company has not received any notice or claim, nor are there pending, reasonably anticipated or, to the Company's knowledge, threatened lawsuits against the Company with respect to violations of an Environmental Law or in connection with the release of any Hazardous Material into the environment. The Company has no material contingent liability in connection with any release of Hazardous Material into the environment;

          (xvii) No relationship, direct or indirect, exists between or among the Company on the one hand and the directors, officers, shareholders, customers or suppliers of the Company on the other hand that is required by the Act or by the rules and regulations thereunder to be described in the Registration Statement and the Prospectus that is not so described;

          (xviii) The Company has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

          (xix) The Company owns or possesses, or can acquire on reasonable terms, adequate licenses, copyrights, trademarks, service marks and trade names (collectively, "intellectual property") necessary to carry on its business as presently operated by it, except where the failure to own or possess or have the ability to acquire any such intellectual property would not, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company, and the Company has not received any notice and is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any intellectual property or of any facts which would render any intellectual property invalid or inadequate to protect the interest of the Company therein and which infringement or conflict could have a material adverse effect on the business, financial condition or results of operations of the Company;

          (xx) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and adequate for the conduct of its business and the value of its properties and is customary for companies engaged in similar industries; and the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a comparable cost;

          (xxi) The Shares have been approved for listing, subject to notice of issuance, on the Nasdaq Stock Market's National Market;

          (xxii) There are no contracts or other documents required by the Act or by the rules and regulations of the Commission thereunder to be described in the Registration


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     Statement, any Preliminary Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required;

          (xxiii) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization;
     (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management's general or specific authorization; (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (e) such controls would prevent or detect errors or irregularities in amounts that would be material in relation to the Company's financial statements. Neither the Company nor any director, officer, agent, employee or other person acting, with the Company's knowledge, on behalf of the Company has, directly or indirectly, used any funds of the Company for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from funds of the Company, violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other payment, or received or retained any funds, in violation of any law, rule or regulation;

          (xxiv) The Company operates its business in each jurisdiction in which it is doing business in conformity with all applicable statutes, ordinances, decrees, orders, rules and regulations of all applicable governmental bodies, including federal, state and local governing bodies in the United States and all foreign governments in areas outside of the United States. The Company has all material licenses, permits, approvals and consents necessary to operate its business in all locations in which such business is currently being operated, and the Company is not aware of any existing or imminent matter which may adversely impact its operations or business prospects other than as specifically disclosed in the Prospectus. The Company has not engaged in any activity, whether alone or in concert with one of its customers, creating exposure to civil or criminal monetary liability or other material sanctions under federal or state laws regulating consumer credit transactions, debt collection practices or other violations of law;

          (xxv) The Company has filed with or submitted to the applicable regulatory authorities each statement, report, information or form required by any applicable law, regulation or order; all such filings or submissions were in compliance with applicable laws when filed and no deficiencies have been asserted by any regulatory commission, agency or authority with respect to such filings or submissions. The Company maintains in full force and effect all licenses and permits necessary for the conduct of its business and has not received any notification that any revocation or limitation thereof is threatened or pending. To the knowledge of the Company, there is not pending any change under any law, regulation, license or permit which could have a material adverse effect on the


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     business, financial condition or results of operations of the Company. The
     Company has not received any notice of violation of or been threatened with a charge of violating and, to the knowledge of the Company, is not under investigation with respect to a possible violation of any provision of any law, regulation or order;

          (xxvi) No labor dispute exists with the Company's employees or is imminent which could have a material adverse effect on the business, financial condition or results of operations of the Company. The Company is not aware of any existing or imminent labor disturbance by its employees which could be expected to have a material adverse effect on the business, financial condition or results of operations of the Company;

          (xxvii) The Company is not, will not become as a result of the transactions contemplated hereby, and does not intend to conduct its business in a manner that would cause it to become, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act");

          (xxviii) The Company has not violated any applicable laws relating to immigration and has employed only individuals authorized to work in the United States and has never been the subject of any inspection or investigation relating to its compliance with or violation of the Immigration Reform and Control Act of 1986 and all Regulations promulgated thereunder;

          (xxix) Other than as set forth in the Prospectus, the Company's internal systems and software and the network connections it maintains are adequately programmed to address the Year 2000 issue;

          (xxx) The Company has not received any communication (written or oral) relating to the termination or modification or threatened termination or modification of any of the agreements specifically named in the Prospectus, nor has it received any communication (written or oral) relating to any determination not to renew or extend any agreement specifically named in the Prospectus at the end of the current term of any such agreement, except where any such termination, modification, non-renewal or non-extension would not have a material adverse effect on the business, financial condition or results of operations of the Company; and

          (xxxi) Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.


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     (b) Each of the Selling Shareholders, severally and not jointly, represents and warrants to, and agrees with, the Underwriters and the Company that:

          (i) Such Selling Shareholder has duly executed and delivered a Custody Agreement and Power of Attorney (the "Custody Agreement") in the form previously delivered to the Representatives, appointing each of ______________ and _____________ as such Selling Shareholder's duly authorized attorney-in-fact (the "Attorney-in-Fact") and First Union National Bank as the duly authorized custodian (the "Custodian") of any Shares to be sold by such Selling Shareholder. The Attorneys-in-Fact are authorized to execute, deliver and perform this Agreement on behalf of such Selling Shareholder, to deliver any Shares to be sold by such Selling Shareholder hereunder, to accept payment therefor and otherwise to act on behalf of such Selling Shareholder in connection with this Agreement. Shares of Common Stock, in suitable form for transfer, representing the Shares to be sold by such Selling Shareholder hereunder have been deposited with the Custodian pursuant to the Custody Agreement for the purpose of delivery pursuant to this Agreement. Such Selling Shareholder agrees that its Shares on deposit with the Custodian are subject to the interest of the Underwriters hereunder, that the arrangements made for such custody and the appointment of the Attorneys-in-Fact are to that extent irrevocable, and that the obligations of such Selling Shareholder hereunder shall not be terminated by any act or deed of the Selling Shareholder (or by any other person, firm or corporation, including the Company or the Custodian) without the prior written consent of the Underwriters or by operation of law (including the death of the Selling Shareholder) or by the occurrence of any other event or events, except as provided in this Agreement and the Custody Agreement. If such Selling Shareholder should die or become incapacitated or if any other event should occur before the delivery of any Shares to be sold by such Selling Shareholder hereunder which renders such Selling Shareholder incapable of acting on its own behalf, to the fullest extent provided by law the Selling Shareholder's obligations hereunder shall continue and any Shares deposited with the Custodian shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death, incapacity, or other event had not occurred, regardless of whether or not the Custodian or the Attorneys-in-Fact shall have received notice thereof;



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          (ii)   Such Selling Shareholder, acting individually or through the
     Attorneys-in-Fact, has duly executed and delivered this Agreement. Each of this Agreement and the Custody Agreement constitutes a legal, valid and binding obligation of such Selling Shareholder, enforceable against such Selling Shareholder in accordance with its terms, except as may be limited by bankruptcy and other creditor rights laws and general principles of equity, including the availability of the equitable remedy of specific performance. All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Shareholder of this Agreement and the Custody Agreement and for the sale and delivery of any Shares to be sold by such Selling Shareholder hereunder have been obtained, except such as may be required under the Act or state securities or Blue Sky laws in connection with any purchase and distribution of Shares by the Underwriters; and such Selling Shareholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver any Shares to be sold by such Selling Shareholder hereunder;

          (iii) Any sale of Shares to be sold by such Selling Shareholder hereunder and the performance of this Agreement and the Custody Agreement and the consummation by such Selling Shareholder of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any statute, any indenture, mortgage, deed of trust, loan agreement, guarantee or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is subject, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Shareholder or the property of such Selling Shareholder;


          (iv) Immediately prior to the First Delivery Date or the Second Delivery Date (as hereinafter defined), as applicable, such Selling Shareholder will have good and marketable title to the Shares to be sold by such Selling Shareholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and marketable title to all of such Optional Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the Underwriters;


          (v) Such Selling Shareholder agrees that for a period beginning on the date of the Prospectus and ending 180 days thereafter, such Selling Shareholder will not, except pursuant to this Agreement, directly or indirectly (x) make, agree to or cause any offer, sale (including short sale), loan, pledge, or other disposition of, or grant any options, rights or warrants to purchase with respect to, or otherwise transfer or reduce any risk of ownership of, directly or indirectly, any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock or other capital stock of the Company or (y) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of the Common Stock (regardless of whether any of the transactions described in clause (x) or (y) is to be settled by the delivery of Common Stock, or such other securities, in cash or otherwise), nor will such Selling Shareholder make any demand for or exercise any right with respect to the registration of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, without the prior written consent of Wheat First Securities, Inc., which shall not be unreasonably withheld, conditioned or delayed; provided, however, that nothing contained herein shall prohibit (i) the exercise of stock options or other purchases of Common Stock under stock option plans or other incentive compensation arrangements for employees or directors previously approved by the Company's Board of Directors or (ii) the gift, pledge or assignment of any such securities without the prior consent of Wheat First Securities, Inc. if the donee, pledgee or assignee agrees, in writing delivered to Wheat First Securities, Inc. within five days after such gift, pledge or assignment, to be bound by the terms of this letter.

          (vi) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

          (vii) Such Selling Shareholder is familiar with the Registration Statement and the Prospectus and verifies that the information set forth therein respecting it is true and complete;

          (viii) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982, as amended, with respect to the transactions herein contemplated, such Selling Shareholder agrees to deliver to you prior to or at the First Delivery Date or the Second Delivery Date (as hereinafter defined), as applicable, a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

          (ix) Such Selling Shareholder specifically agrees that the Shares to be sold by such Selling Shareholder are subject to the interests of the Underwriters hereunder. Such Selling Shareholder agrees that its obligations hereunder shall not be terminated by operation of law, whether by death or incapacity or by the occurrence of any other event that is not by the terms of this Agreement a condition to such Selling Shareholder's obligations hereunder;


          (x) Each Selling Shareholder that is a director or an officer of the Company or that is controlled by (within the meaning of the rules and regulations of the Commission) a director or an officer of the Company represents and agrees that the Registration Statement and the Prospectus do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the light of the circumstances under which they were made, in the case of the Prospectus and any amendments or supplements thereto) not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters through you expressly for use therein;


          (xi) Such Selling Shareholder has no knowledge that any of the representations and warranties of the Company contained in Section 1(a) hereof are not true and correct in all material respects; and



          (xii) Any certificate signed by or on behalf of such Selling Shareholder as such and delivered to the Representatives or counsel for the Underwriters shall be deemed to be a representation and warranty by such Selling Shareholder to each Underwriter as to the matters covered thereby.


2.   PURCHASE AND SALE.

     Subject to the terms and conditions herein set forth, (a) the Company agrees to sell 4,000,000 Firm Shares and the Firm Selling Shareholder agrees to sell 200,000 Firm Shares to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and the Firm Selling Shareholders, at a purchase price per share of $_____, the number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Option Selling Shareholders listed on Schedule II hereto agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Option Selling Shareholders, at the purchase price set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional securities) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares that such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto, and the denominator of which is the maximum number of the Optional Shares that all of the Underwriters are entitled to purchase.

     Each Option Selling Shareholder listed on Schedule II hereto hereby grants to the Underwriters an option to purchase at their election up to the number of Optional Shares set forth on Schedule II opposite the name of such Option Selling Shareholder, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering over-allotments in the sale of the Firm Shares. Any such election to purchase Optional Shares may be exercised no more than once by written notice from you to the Option Selling Shareholders listed on Schedule II hereto, given within a period of 30 days after the date of this Agreement, setting forth the aggregate amount of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the Second Delivery Date (as defined in Section 4 hereof) or, unless you otherwise agree in writing, earlier than two or later than 10 business days after the date of such notice.

3.   OFFERING BY THE UNDERWRITERS.

     Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale to the public upon the terms and conditions set forth in the Prospectus.

4.   DELIVERY AND PAYMENT.

     Certificates in definitive form for the Shares to be purchased by each Underwriter hereunder, and in such denominations and registered in such names as Wheat First Securities, Inc. may request upon at least two business days' prior notice to the Company or the Selling Shareholders, as applicable, shall be delivered by or on behalf of the Company or the Selling Shareholders, as applicable, to or upon the order of Wheat First Securities, Inc., for the account of each Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor. Payment of the purchase price for the Shares shall be made by wire transfer of immediately available funds. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:00 a.m., Richmond, Virginia time, on _______ __, 1998 or at such other time and date as you and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:00 a.m., Richmond, Virginia time, on the date specified by you in the written notice given by you of the Underwriters' election to purchase such Optional Shares, or at such other time and date as you and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Delivery Date," such time and date for delivery of the Optional Shares, if not the First Delivery Date, is herein called the "Second Delivery Date," and each such time and date for delivery is herein called a "Delivery Date." Such certificates will be made available for checking and packaging at least 24 hours prior to each Delivery Date at the offices of Wheat First Securities, Inc. at the address set forth in Section 13 hereof or such other location designated by Wheat First Securities, Inc. to the Company and the Selling Shareholders, as applicable.

5.   AGREEMENTS OF THE COMPANY.

     The Company agrees with the Underwriters:

     (a) To prepare the Prospectus in a form reasonably approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no amendment or supplement to the Registration Statement or Prospectus prior to any Delivery Date which is disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and for so long as the delivery of a Prospectus is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

     (b) Promptly from time to time to take such actions as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

     (c) To furnish the Underwriters with copies of the Registration Statement and the Prospectus in such quantities as you may from time to time reasonably request during such period following the date hereof that a prospectus is required to be delivered in connection with offers or sales of the Shares, and, if the delivery of a prospectus is required during this period and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus to comply with the Act, to notify you and upon your request to file such document and to prepare and furnish without charge to you and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

     (d) To make generally available to its shareholders and to deliver to you an earnings statement of the Company, conforming with the requirements of
Section 11(a) of the Act and

Rule 158 under the Act, covering a period of at least 12 months beginning after the effective date of the Registration Statement;

     (e) During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders and deliver to you
(i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission, the Nasdaq Stock Market or any national securities exchange on which any class of securities of the Company is then listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request;

     (f) To apply the net proceeds from the sale of the Company Shares for the purposes set forth in the Prospectus and report the use of such proceeds in accordance with Rule 463 under the Act;

     (g) The Company will, from time to time, after the effective date of the Registration Statement file with the Commission such reports as are required by the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder, and shall also file with state securities commissions in states where the Shares have been sold by you (as you shall have advised us in writing) any such reports as are required to be filed by the securities acts and the regulations of those states;

     (h) If at any time during the 25 day period after the Registration Statement is declared effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which, in your opinion, the market price for the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising it to do so, prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event;

     (i) Neither the Company nor any of its officers, directors or affiliates will take, directly or indirectly, any action designed to cause or result in, or which might constitute or be expected to constitute, stabilization or manipulation of the price of the Common Stock;

     (j) The Company will cause the Shares to be listed on the Nasdaq Stock Market's National Market (or such other trading market as shall be approved by you) at each Delivery Date and will use its best efforts to cause the Shares to be so listed for at least one year from the date hereof;

     (k) The Company will not invest or otherwise use the proceeds received by the Company from its sale of the Company Shares in such a manner as would require the Company to register as an investment company under the 1940 Act;

     (l) The Company will maintain a transfer agent and, if necessary under the laws of the State of Georgia, a registrar for the Common Stock; and

     (m) On the First Delivery Date, the Company will sell to Wheat First Securities, Inc., for $500 in cash, a warrant to purchase 30,000 shares of Common Stock and will sell to J.C. Bradford & Co., for $500 in cash, a warrant to purchase 20,000 shares of Common Stock, such warrants to be substantially in the form set forth in Exhibit A hereto.

6.   PAYMENT OF EXPENSES.

     The Company and the Selling Shareholders agree with the Underwriters that
(a) whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay all fees and expenses incident to the performance of the obligations of the Company and the Selling Shareholders, including, but not limited to, (i) the Commission's registration fee, (ii) the expenses of printing (or reproducing) and distributing the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), each Preliminary Prospectus, the Prospectus, any amendments or supplements thereto, and this Agreement and other underwriting documents, including Underwriter's Questionnaires, Underwriter's Powers of Attorney, Blue Sky Memoranda, Agreements Among Underwriters and Selected Dealers Agreements, (iii) fees and expenses of accountants and counsel for the Company and the Selling Shareholders, (iv) expenses of registration or qualification of the Shares under state securities or Blue Sky laws, including the reasonable fees and disbursements of counsel to the Underwriters in connection therewith, (v) filing fees paid or incurred by the Underwriters and related reasonable fees and expenses of counsel to the Underwriters in connection with filings with the National Association of Securities Dealers, Inc. (the "NASD"), (vi) expenses of listing the Shares on the Nasdaq Stock Market's National Market, (vii) any expenses for travel, lodging and meals incurred by the Company in connection with marketing, dealer and other meetings attended by the Company and the Underwriters in marketing the Shares, (viii) the costs and charges of the Company's transfer agent and registrar and the cost of preparing the certificates for the Common Stock, and
(ix) all other costs and expenses incident to the performance of its obligations hereunder not otherwise provided for in this Section; and (b) all out-of-pocket expenses, including counsel fees, disbursements and expenses, incurred by the Underwriters in connection with investigating, preparing to market and marketing the Shares and proposing to purchase and purchasing the Shares under this Agreement will be borne and paid by the Company if the sale of the Shares provided for herein is not consummated by reason of the termination of this Agreement by the Representatives pursuant to Sections 7(g)(i) or 10 or otherwise because of any failure or refusal on the part of the Company or the Selling Shareholders to comply with the terms in all material respects or fulfill in all material respects any of the conditions of this Agreement. To the extent, if at all, that any Shareholders engage special legal counsel to represent them in connection with the transactions contemplated by this Agreement, the fees and expenses of such counsel shall be borne by such Selling Shareholders. Any transfer taxes imposed on the sale of the Shares to the several Underwriters will be paid by the Company and the Selling Shareholders pro rata. The Company and the Selling Shareholders have agreed between themselves with regard to the sharing of fees and expenses. It is understood, however, that except as provided in this Section 6 and Sections 8 and 10, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel and any advertising expenses in connection with any offers they may make.

7.   CONDITIONS TO OBLIGATIONS OF UNDERWRITERS.

     The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Delivery Date, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Shareholders herein are, at and as of such Delivery Date, true and correct, the condition that the Company and the Selling Shareholders shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

     (a) The Registration Statement and all post-effective amendments thereto shall have become effective not later than 4:00 p.m., Washington, D.C. time, on the date of this Agreement, or such later time and date as shall have been consented to by the Representatives, and all filings required by Rule 424, Rule 430A, Rule 434 or Rule 462(b), if applicable, of the rules and regulations of the Commission shall have been made; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction; and no Underwriter shall have advised the Company that the Registration Statement or any amendment thereto contains an untrue statement of fact which, in your judgment, is material or omits to state a fact which, in your judgment, is material and is required to be stated therein or necessary to make the statements therein not misleading, or that any Preliminary Prospectus, the Prospectus or any supplement thereto contains an untrue statement of fact which, in your judgment, is material, or omits to state a fact which, in your judgment, is material and is required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

     (b) Alston & Bird LLP, counsel for the Underwriters, shall have furnished to you their written opinion, dated such Delivery Date, with respect to the incorporation of the Company, the validity of the Shares being issued at such Delivery Date, the Registration Statement, the Prospectus, and other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

     (c) Nelson, Mullins, Riley & Scarborough L.L.P., as counsel for the Company, shall have furnished to you their written opinion, dated such Delivery Date, in form reasonably satisfactory to you, to the effect that:

          (i) The Company is a corporation in good standing under the laws of the State of Georgia, with corporate power under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus. The Company is qualified to transact business as a foreign corporation in all states in which it is required to be so qualified, except where the failure to be so qualified would not have a material adverse effect on the business, financial condition or results of operations of the Company;

          (ii) The Company has authorized and issued capital stock as set forth in the Prospectus;

          (iii) All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; and none of the outstanding shares of capital stock were issued in violation of the preemptive rights of any shareholder of the Company;

          (iv) The Company Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company against payment of the consideration set forth herein, will be validly issued, fully paid and nonassessable and no holder thereof will be subject to personal liability by reason of being such a holder; and the Company Shares are not subject to the preemptive rights of any shareholder of the Company;

          (v) Upon issuance and delivery of the Company Shares to or for the account of the Underwriters and payment therefor as provided herein (assuming the Underwriters are purchasing such Company Shares in good faith and without notice of any adverse claim), the Underwriters will receive good and marketable title to the Company Shares, free and clear of all liens, pledges, charges, encumbrances, equities, claims, security interests, restrictions, shareholders agreements and voting trusts whatsoever;

          (vi) The Shares conform in all material respects as to legal matters to the description thereof in the Prospectus under the caption "Description of Capital Stock;"

          (vii) The form of certificate evidencing the Shares complies in all material respects with all applicable statutory requirements, any applicable requirements of the Charter and Bylaws of the Company and the requirements of the Nasdaq Stock Market's National Market;

          (viii) To the knowledge of such counsel, all sales of the Company's securities prior to the date hereof were at all relevant times duly registered under the Act or exempt from the registration requirements of the Act, or if such securities were not registered or exempt in compliance with the Act, any private rights of action for rescission or damages arising from the failure to register any such securities are time barred by applicable statutes of limitations or equitable principles, including laches;

          (ix) To the knowledge of such counsel, neither the filing of the Registration Statement nor the offer or sale of the Shares as contemplated thereby gives rise to any rights for or related to the registration of any shares of Common Stock or any other securities of the Company which have not been waived by the holder or holders thereof prior to the date of this Agreement;

          (x) The Company has duly authorized the execution and delivery of this Agreement and the performance by the Company hereunder and has duly executed and delivered this Agreement, and assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, this Agreement is enforceable against the Company, except to the extent that (a) enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization, moratorium and other laws relating to or affecting the rights and remedies of creditors generally, (b) the remedy of specific performance and other forms of equitable relief may be subject to certain defenses and to the discretion of the court before which a proceeding may be brought, and (c) the enforcement of rights to indemnity and contribution under this Agreement may be limited by federal and state securities laws or principles of public policy underlying such laws;

          (xi) The execution and delivery by the Company of this Agreement did not, and the performance by the Company hereunder, the consummation by the Company of the transactions contemplated hereby, the issuance and sale of the Company Shares by the Company pursuant hereto and the compliance by the Company with all of the provisions hereof will not (with or without the giving of notice or the passage of time or both), result in any violation by the Company of the Charter or Bylaws of the Company or any breach of or default under any indenture, mortgage, deed of trust, loan agreement, lease or other written agreement or instrument to which the Company is a party or by which it or any of its properties or assets is bound except for any such breach or default which would not have a material adverse effect on the business, financial condition or results of operations of the Company, and, to the knowledge of such counsel, will not result in any creation or imposition of a contractual lien or security interest in, on or against any property or assets of the Company or violate in any material respect any existing federal or state constitution, statute, regulation, rule, order or law (assuming compliance with all applicable state securities or "blue sky" laws, as to which such counsel need express no opinion), or any judicial or administrative decree, writ, judgment or order to which, to the knowledge of such counsel, the Company or any of its properties or assets is subject;

          (xii) No consent, approval, authorization or other action by, or filing with, any governmental authority of the United States or the State of Georgia is required on the part of the Company for the performance by the Company of this Agreement and the offering, issuance and sale of the Shares, except such as have been obtained under the Act and the Exchange Act and the rules and regulations of the Commission thereunder and such as may be required under state securities or "blue sky" laws in connection with the offer, sale and distribution of the Shares by the Underwriters (as to which such counsel need express no opinion);

          (xiii) The Registration Statement and each amendment or supplement to the Registration Statement and the Prospectus, as of their respective effective or issue dates

     (other than the financial statements and the notes thereto and the related schedules and other financial and statistical data included therein or omitted therefrom and the section therein captioned "Underwriting," as to all of which such counsel need express no opinion), complied as to form in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission thereunder. All required filings pursuant to Rules 424 and 430A have been made in the manner and within the time period required;

          (xiv) To the knowledge of such counsel, there is no litigation or governmental proceeding pending or overtly threatened by a written communication against the Company, or to which the Company or any of its properties or assets is subject, that is required to be described in the Prospectus but is not described as required;

          (xv) Such counsel has reviewed all contracts and other documents referred to in the Registration Statement and the Prospectus, and the summaries of and other disclosures regarding such contracts and other documents included in the Registration Statement and the Prospectus fairly present the information required to be disclosed with respect thereto; and, to the knowledge of such counsel, there are no additional contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

          (xvi) All descriptions in the Registration Statement and the Prospectus of statutes, regulations or legal or governmental proceedings are fair summaries thereof and fairly present the information required to be shown with respect to such matters;

          (xvii) The Registration Statement has been declared effective under the Act, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission;

          (xviii) The Shares have been authorized for quotation on the Nasdaq Stock Market's National Market, subject to notice of issuance; and the Common Stock has been registered under the Exchange Act; and

          (xix) The Company is not, and will not be as a result of the consummation of the transactions contemplated by this Agreement, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the 1940 Act;

          In addition, such counsel shall state it has reviewed certain corporate records and other documents of the Company and the Selling Shareholders and has participated in conferences with officers and other representatives of the Company, the Selling Shareholders and their representatives, the Company's independent public accountants, and your representatives and your counsel at which the contents of the Registration

     Statement and the Prospectus were discussed and revised. Such counsel shall state that although it has not independently verified, is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the information and statements contained in the Registration Statement and the Prospectus, other than as mentioned in paragraphs (xv) and (xvi) above, on the basis of the foregoing, no facts have come to such counsel's attention that lead such counsel to believe that the Registration Statement or any amendment thereto, at the time such Registration Statement or any such amendment became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any amendment or supplement thereto, at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or on the date such opinion is issued, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that such counsel need not express any belief regarding the financial statements and notes thereto and the related schedules and other financial and statistical data contained in or omitted from the Registration Statement or the Prospectus or any amendment or supplement thereto.

     Such opinion may be furnished subject to such stated assumptions, limitations and qualifications as shall be acceptable to Alston & Bird LLP, counsel for the Underwriters.

     (d) With respect to the Selling Shareholder Shares and, if the Underwriters shall exercise the election to purchase Optional Shares from the Option Selling Shareholders pursuant to Section 2 of this Agreement, the Optional Shares, counsel for the respective Selling Shareholders (which shall be reasonably acceptable in each case to you and your counsel) shall have furnished to you their written opinions, dated the First Delivery Date or the Second Delivery Date, as appropriate, in form and substance satisfactory to you, to the effect that:

          (i) The Shares being sold by such Selling Shareholder have been duly authorized and validly issued and are fully paid and nonassessable; no holder thereof is or will be subject to personal liability by reason of being such a holder; and none of such shares of Common Stock were issued in violation of the preemptive rights of any shareholder of the Company;

          (ii) Such Selling Shareholder has duly executed and delivered each of this Agreement and the Custody Agreement, and assuming the execution and delivery of this Agreement and the Custody Agreement by the other parties hereto and thereto, each of this Agreement and the Custody Agreement is enforceable against such Selling Shareholder except to the extent that (a) enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization, moratorium and other laws relating to or affecting the rights and remedies of creditors generally, (b) the remedy of specific performance and other forms of equitable relief may be subject to certain defenses and to the discretion of the court before which a proceeding may be brought, and (c) the enforcement of rights to indemnity and contribution under this Agreement may be limited by federal and state securities laws or principles of public policy underlying such laws;

          (iii) The execution and delivery by such Selling Shareholder of this Agreement and the Custody Agreement did not, and the performance by such Selling Shareholder under such agreements, the consummation by such Selling Shareholder of the transactions contemplated hereby, the sale of the Shares being sold by such Selling Shareholder pursuant hereto and the compliance by such Selling Shareholder with all of the provisions hereof will not, to the knowledge of such counsel (with or without the giving of notice or the passage of time or both), result in any breach of or default under any indenture, mortgage, deed of trust, loan agreement, lease or other written agreement or instrument known to such counsel and to which such Selling Shareholder is a party or by which it or any of its properties or assets is bound, and, to the knowledge of such counsel, did not and will not result in any creation or imposition of a contractual lien or security interest in, on or against any property or assets of such Selling Shareholder or violate in any material respect any existing federal or state constitution, statute, regulation, rule, order or law (assuming compliance with all applicable state securities or "blue sky" laws, as to which such counsel need express no opinion), or any judicial or administrative decree, writ, judgment or order to which, to the knowledge of such counsel, such Selling Shareholder or any of its properties or assets is subject;


          (iv) To the knowledge of such counsel, no consent, approval, authorization or other action by, or filing with, any federal or state governmental authority is required on the part of such Selling Shareholder for the performance by such Selling Shareholder of this Agreement or the Custody Agreement and the offering and sale of the Shares being sold by such Selling Shareholder, except such as have been obtained under the Act and the Exchange Act and the rules and regulations of the Commission thereunder and such as may be required under state securities or "blue sky" laws in connection with the offer, sale and distribution of the such Shares by the Underwriters (as to which such counsel need express no opinion); and


          (v) Such Selling Shareholder is the sole registered owner of the Optional Shares to be sold by such Selling Shareholder, and upon delivery of such Optional Shares to or for the account of the Underwriters against payment therefor as provided herein (assuming the Underwriters are purchasing such Shares in good faith and without notice of any adverse claim), the Underwriters will have acquired all of the rights of the Selling Shareholder in the Shares sold by him or it free of any adverse claim, any lien in favor of the Company and any restrictions on transfer imposed by the Company.

     Such opinion may be furnished subject to such stated assumptions, limitations and qualifications as shall be acceptable to Alston & Bird LLP, counsel for the Underwriters.

     (e) At each Delivery Date, Arthur Andersen LLP shall have furnished to you a letter or letters, dated the respective date of delivery thereof, in form and substance reasonably satisfactory to you, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and other financial information relating to the Company contained in the Registration Statement and the Prospectus;

     (f) (i) The Company shall not have sustained, since the date of the latest audited financial statements included in the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus, there shall not have been any change in the outstanding capital stock or long-term debt of the Company or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or
(ii), is in your reasonable judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Delivery Date on the terms and in the manner contemplated by the Prospectus;

     (g) On or prior to the Delivery Date On or after the date hereof there shall not have occurred any of the following: (i) trading in securities of the Company shall have been suspended; (ii) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market's National Market; (iii) a general moratorium on commercial banking activities in New York, Virginia or Georgia declared by either federal or New York, Virginia or Georgia authorities; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if any such event specified in this clause (iv) would have such a materially adverse effect, in your reasonable judgment, as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Delivery Date on the terms and in the manner contemplated in the Prospectus; or (v) such a material adverse change in general economic, political, financial or international conditions affecting financial markets in the United States having a material adverse impact on trading prices of securities in general as, in your reasonable judgment, makes it inadvisable to proceed with the payment for and delivery of the Shares;

     (h) The Company shall have furnished to you copies of agreements between the directors and executive officers of the Company and certain shareholders of the Company, in form and content reasonably satisfactory to you, pursuant to which such persons agree that for a period beginning on the date of the Prospectus and ending 180 days thereafter, they will not, except pursuant to this Agreement, directly or indirectly (i) make, agree to or cause any offer, sale (including short sale), loan, pledge, or other disposition of, or grant any options, rights or warrants to purchase with respect to, or otherwise transfer or reduce any risk of ownership of, directly or indirectly, any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock or other capital stock of the Company or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of the Common Stock (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by the delivery of Common Stock, or such other securities, in cash or otherwise), or make any demand for or exercise any right with respect to the registration of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, without the prior written consent of Wheat First Securities, Inc., which shall not be unreasonably withheld, conditioned or delayed; provided, however, that nothing contained therein shall prohibit (x) the exercise of stock options or other purchases of Common Stock under stock option plans or other incentive compensation arrangements for employees or directors previously approved by the Company's Board of Directors or (y) the gift, pledge or assignment of any such securities without the prior consent of Wheat First Securities, Inc. if the donee, pledgee or assignee agrees, in writing delivered to Wheat First Securities, Inc. within five days after such gift, pledge or assignment, to be bound by the terms of such agreement; and

     (i) The Company and the Selling Shareholders shall have furnished or caused to be furnished to you at such Delivery Date certificates of officers of the Company and the Selling Shareholders, as applicable, reasonably satisfactory to you as to the accuracy of the respective representations and warranties of the Company and the Selling Shareholders, as applicable, herein at and as of such Delivery Date, as to the performance by the Company and the Selling Shareholders, as applicable, of all of their obligations hereunder to be performed at or prior to such Delivery Date, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as you may reasonably request.

8.   INDEMNIFICATION AND CONTRIBUTION.

     (a) The Company and, if any Optional Shares are sold to the Underwriters pursuant to this Agreement, Selling Shareholders Drew W. Edwards, Henry M. Baraco, Cleve B. Schultz, G. Lynn Boggs and FLAG Financial Corporation, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will promptly reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating, preparing to defend or defending, or appearing as a third-party witness in connection with, any such action or claim; provided, however, that the Company and such Selling Shareholders shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Underwriters through you expressly for use therein; provided, further, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

     (b) Subject to subsection (f) of this Section, each Selling Shareholder other than those named in the first sentence of Section 8(a) above will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will promptly reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating, preparing to defend or defending, or appearing as a third-party witness in connection with, any such action or claim; provided, however, that any such Selling Shareholder shall only be liable in his or its capacity as a Selling Shareholder pursuant to this Section 8(b) to the extent that any statements in or omissions or alleged omissions to state in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are based upon written information furnished to the Company by such Selling Shareholder in his or its capacity as such specifically for use therein or to the extent that any such Selling Shareholder in his or its capacity as such has failed to bring to the attention of the Underwriters anything that has come to the attention of such Selling Shareholder to cause such Selling Shareholder to believe that there is any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus or any amendment or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and provided, further, that such Selling Shareholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Underwriters through you expressly for use therein; and provided, further, that the foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

     (c) Each Underwriter will indemnify and hold harmless the Company and the Selling Shareholders against any losses, claims, damages or liabilities to which the Company or the Selling Shareholders may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you expressly for use therein; and will reimburse the Company and the Selling Shareholders for any legal or other expenses reasonably incurred by the Company and the Selling Shareholders in connection with investigating, preparing to defend or defending, or appearing as a third-party witness in connection with, any such action or claim. The Company and the Selling Shareholders acknowledge that the statements set forth under the heading "Underwriting" in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus or the Prospectus, and you, as the Representatives, confirm that such statements are correct.

     (d) Promptly after receipt by an indemnified party under subsection (a),
(b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. It is understood that the indemnifying party shall, in connection with any such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys together with appropriate local counsel at any time for all indemnified parties.

Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable for any settlement entered into without its consent and will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). Notwithstanding the immediately preceding sentence and the first sentence of this paragraph, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

     (e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders (to the extent applicable) on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders (to the extent applicable) on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders (to the extent applicable) on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (after deducting the total underwriting discount, but before deducting expenses) received by the Company and the Selling Shareholders (to the extent applicable) bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholder on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations under this subsection (e) are several in proportion to their respective underwriting obligations and not joint.

     (f) The liability of each Selling Shareholder under this Section 8 shall be limited to an amount equal to the initial public offering price less the underwriting discount of any Shares sold by such Selling Shareholder to the Underwriters.

     (g) The obligations of the Company and the Selling Shareholders under this
Section 8 shall be in addition to any liability which the Company and the Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act and to the Selling Shareholders.

9.   DEFAULT OF UNDERWRITERS.

     (a) If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Delivery Date, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within 36 hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company or the Selling Shareholders, as applicable, shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company or the Selling Shareholders, as applicable, that you have so arranged for the purchase of such Shares, or the Company or the Selling Shareholders notify you that they have so arranged for the purchase of such Shares, you or the Company or the Selling Shareholders, as applicable, shall have the right to postpone such Delivery Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion, exercised in consultation with Alston & Bird LLP, may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

     (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company or the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares that remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Delivery Date, then the Company or the Selling Shareholders, as applicable, shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder at such Delivery Date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares that such Underwriter agreed to purchase hereunder at such Delivery Date) of the share of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company or the Selling Shareholders, as applicable, as provided in subsection (a) above, the aggregate number of such Shares that remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Delivery Date, or if the Company or the Selling Shareholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase and of the Option Selling Shareholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriters or the Company or the Selling Shareholders, except for the expenses to be borne by the Company and the Underwriters as provided in
Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10.  DEFAULT BY THE SELLING SHAREHOLDERS.

     If the Selling Shareholders shall fail to sell the number of Shares that the Selling Shareholders are obligated to sell, the Representatives may, at their option, by notice to the Company, either (a) require the Company to sell and deliver the number of Shares as to which the Selling Shareholders have defaulted or such lesser number as may be requested by the Representatives, or
(b) terminate this Agreement without liability on the part of the Underwriters or the Company, except for the provisions of Section 8 hereof and the expenses to be paid or reimbursed by the Company pursuant to Section 6 hereof.

11.  REPRESENTATIONS AND INDEMNITIES TO SURVIVE.

     The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Shareholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriters or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, or the Selling Shareholders, and shall survive delivery of and payment for the Shares.

12.  TERMINATION AND PAYMENT OF EXPENSES.

     If this Agreement shall be terminated pursuant to Section 9 hereof, the Company and the Selling Shareholders shall not then be under any liability to any Underwriter except as provided in Section 6 and Section 8 hereof; but if this Agreement shall be terminated by the Representatives pursuant to Sections 7(g)(i) or 10 or otherwise because of any failure or refusal on the part of the Company or the Selling Shareholders to comply with the terms in all material respects or fulfill in all material respects any of the conditions of this Agreement, the Company will reimburse the Underwriters through you for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Shareholders shall then be under no further liability to any Underwriter except as provided in Section 6 and Section 8 hereof.

13.  NOTICES.

     In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

     All statements, requests, notices and agreements hereunder shall be in writing and if to the Underwriters shall be sufficient in all respects if delivered or sent by reliable courier, first-class mail, telex or facsimile transmission to Wheat First Securities, Inc. at Riverfront Plaza, 901 East Byrd Street, Richmond, Virginia 23219, Attention: Corporate Finance Department, with a copy (which shall not constitute notice) to Alston & Bird LLP, counsel for the Underwriters; if to the Company or the Selling Shareholders shall be sufficient in all respects if delivered or sent by reliable courier, first-class mail, telex, or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Drew W. Edwards, with a copy (which shall not constitute notice) to Nelson, Mullins, Riley & Scarborough L.L.P.; provided, however, that any notice to any Underwriter pursuant to Section 8 hereof shall be delivered or sent by reliable courier, first-class mail, telex or facsimile transmission to such Underwriter at its address set forth in the Underwriters' Questionnaire, which address will be supplied to the Company or the Selling Shareholders by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14.  SUCCESSORS.

     This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Shareholders and, to the extent provided in Sections 8 and 11 hereof, the officers and directors of the Company and the Selling Shareholders and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.  TIME OF THE ESSENCE.

     Time shall be of the essence in this Agreement.

16.  BUSINESS DAY.

     As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

17.  APPLICABLE LAW.

     This Agreement shall be construed in accordance with the laws of the Commonwealth of Virginia.

18.  CAPTIONS.

     The captions included in this Agreement are included solely for convenience of reference and shall not be deemed to be a part of this Agreement.

19.  COUNTERPARTS.

     This Agreement may be executed by any one or more of the parties in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.


                       [Signatures on the Following Page]

     If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Shareholders. It is understood that your acceptance of this Agreement on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement Among Underwriters, the form of which will be submitted to the Company and the Selling Shareholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.


                                     Very truly yours,


                                     TOWNE SERVICES, INC.


                                     By:
                                         ---------------------------------------
                                         Drew W. Edwards
                                         Chief Executive Officer and Chairman of
                                         the Board of Directors


                                     SELLING SHAREHOLDERS


                                     By:
                                         ---------------------------------------
                                         Attorney-in-Fact



Accepted as of the date hereof
at Richmond, Virginia:

WHEAT FIRST SECURITIES, INC.
J.C. BRADFORD & CO.
STEPHENS INC.
As Representatives of the Several Underwriters

By: WHEAT FIRST SECURITIES, INC.


By:
    -------------------------------------
    By:
    Its:

                                   SCHEDULE I

                                                                                                 OPTIONAL
                                                                                                  SHARES
                                                                                              TO BE PURCHASED
                                                                  FIRM SHARES                   IF MAXIMUM
UNDERWRITER                                                     TO BE PURCHASED              OPTION EXERCISED
-----------                                                     ---------------              ----------------
Wheat First Securities, Inc...................................
J. C. Bradford & Co...........................................
Stephens Inc..................................................

     Total....................................................     4,200,000                       630,000
                                                                  ==========                     =========

                                   SCHEDULE II

                        SCHEDULE OF SELLING SHAREHOLDERS
                                     SHARES


                                                                        NUMBER OF SHARES TO BE
SELLING SHAREHOLDER:                                                             SOLD
--------------------                                                             ----
A. Firm Selling Shareholder
Sirrom Investments, Inc...............................................          200,000


B. Option Selling Shareholders
Drew W. Edwards.......................................................          100,000
Henry M. Baraco.......................................................           87,000
Cleve B. Schultz......................................................           40,000
G. Lynn Boggs.........................................................          176,500

Thomas A. Bryan.......................................................          176,500
FLAG Financial Corporation............................................           50,000
                                                                                -------
                                                                                630,000

         TOTAL........................................................          830,000

                                    EXHIBIT A

THIS WARRANT AND ANY SHARES ACQUIRED FROM THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS. NEITHER THIS WARRANT NOR ANY OF SUCH SHARES MAY BE SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER SAID ACT AND UNDER APPLICABLE STATE SECURITIES OR BLUE SKY LAWS OR EXEMPTIONS FROM SUCH REGISTRATION. THIS WARRANT IS NON-TRANSFERABLE AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF, EXCEPT AS OTHERWISE PERMITTED IN PARAGRAPH 8(a) HEREOF, UNLESS PREVIOUSLY CONSENTED TO BY TOWNE SERVICES, INC.

No. ____                                                  Right to Purchase
                                                          ______ Shares of
                                                          Common Stock

                             STOCK PURCHASE WARRANT

     THIS CERTIFIES THAT, in consideration of $500 paid in cash this date by ("Purchaser") to Towne Services, Inc., a Georgia corporation (the "Company"), Purchaser is entitled to purchase from the Company, at any time during the period specified in Paragraph 2 hereof, up to _________ (_______) fully paid and non-assessable shares of the Company's common stock, par value $.01 per share (the "Common Stock"), at an exercise price per share of $_______ (the "Exercise Price"). The term "Warrant Shares", as used herein, refers to the shares of Common Stock purchasable hereunder. The Warrant Shares and the Exercise Price are subject to adjustment as provided in Paragraphs 4 and 5 hereof.

     This Warrant is subject to the following terms, provisions and conditions:

     1.   Manner and Exercise; Issuance of Certificates; Payment for Shares.

          (a) Subject to the provisions hereof, this Warrant may be exercised by the holder hereof, in whole or in part (any partial exercise to be in increments of not less than one thousand (1,000) shares or any lesser remaining number of shares subject to the Warrant), within the time period specified in Paragraph 2 hereof by the surrender of this Warrant, together with a completed Exercise Agreement in the form attached hereto, to the Company during normal business hours on any business day at the Company's principal office in Norcross, Georgia (or such other office or agency of the Company as it may designate by notice to the holder hereof), and payment to the Company in cash, by certified or official bank check or immediately available federal funds of the Exercise Price for the Warrant Shares specified in said Exercise Agreement. Notwithstanding the preceding sentence, the holder, at its sole option, may elect (upon delivery to the Company of satisfactory documentation of such election, including an opinion of counsel if reasonably required), in lieu of the payment of the Exercise Price in cash, check or federal funds, to receive from the Company a lesser number of Warrant Shares having a fair market value on the date of exercise equal to the difference between (i) the fair market value on the date of exercise of the full number of Warrant Shares as to which exercise is being made and (ii) the aggregate Exercise Price of the full number of Warrant Shares as to which exercise is being made (such lesser number of Warrant Shares so issuable to the holder shall be considered as and included within the meaning of the term "Warrant Shares" for all remaining purposes hereof).

          (b) Warrant Shares purchased by the holder hereof shall be deemed to be issued to the holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered, the completed Exercise Agreement (and other documentation reasonably request by the Company) delivered, and payment made for such shares as aforesaid. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in said Exercise Agreement, shall be delivered to the holder hereof within a reasonable time after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of said holder unless otherwise specified by the holder in the Exercise Agreement. In case of an exercise in part only, the Company will deliver to the holder a new Warrant of like tenor in the name of the holder evidencing the right to purchase the number of Warrant Shares as to which this Warrant has not been exercised.

     2. Period of Exercise. This Warrant is exercisable at any time on or after one (1) year from date of issuance, and before 5:00 p.m. Norcross, Georgia, local time on fifth (5th) anniversary of date of issuance.

     3. Certain Agreements of the Company. The Company hereby covenants and agrees as follows:

          (a) Shares to be Fully Paid. All Warrant Shares will, upon issuance, be validly issued, fully paid and non-assessable and free from all taxes, liens and charges created or through the Company with respect to the issue thereof.

          (b) Reservation of Shares. During the period within which this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

     4. Protection Against Dilution. The number of shares of Common Stock purchasable pursuant to the exercise of the rights under this Warrant and the Exercise Price shall be adjusted as hereinafter set forth

          (a) Stock Dividends, Subdivisions, Reclassifications, Etc. In case at any time or from time to time after the date hereof the Company shall:

              (i) take a record of the holders of its issued and outstanding Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Common Stock, or

              (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

              (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock;

     then, and in each such case, the Exercise Price shall be adjusted to that price determined by multiplying the Exercise Price in effect immediately prior to such event by a fraction (i) the numerator of which shall be the total number of outstanding shares of Common Stock immediately prior to such event, and (ii) the denominator of which shall be the total number of outstanding shares of Common Stock immediately after such event.

          (b) Adjustment of Number of Shares Purchasable. Upon each adjustment in the Exercise Price pursuant to Paragraph 4(a) above, such number of shares of Common Stock purchasable hereunder shall be adjusted by multiplying the number of shares of Common Stock by a fraction, (i) the numerator of which shall be the Exercise Price immediately prior to such adjustment and (ii) the denominator of which shall be the Exercise Price in effect upon such adjustment.

          (c) Other Reclassifications. In case the Company reclassifies its capital structure in a manner not covered by Paragraph 4(a) and (b) hereof, an appropriate adjustment shall be made by the Company in its reasonable discretion to the Exercise Price and number of Warrant Shares.

     5.   Adjustment for Reorganization, Consolidation, Merger, Etc.

          (a) Prior to the expiration date of this Warrant, the Company shall not consolidate with or merge into another corporation, or convey all or substantially all of its assets to any other corporation or corporations, whether affiliated or unaffiliated (any such corporation being included within the meaning of the term "successor corporation"), or agree to so consolidate, merge or convey assets unless and until, prior to consummation of such consolidation, merger or conveyance, the successor corporation thereto shall assume, by written instrument executed and mailed to the holder of this Warrant, at such time, the obligation to issue and deliver to such holder such shares of stock, securities or property as, in accordance with the provisions of paragraph 5(b) below, such holder shall be entitled to purchase or receive upon its exercise of this Warrant and payment of the Exercise Price.

          (b) In case any capital reorganization or reclassification of the Common Stock of the Company (or any other corporation the stock or other securities of which are at the time receivable on the exercise of this Warrant) after the date of execution of this Warrant or in case, after such date, the Company (or any such other corporation) shall consolidate with or merge into another corporation, then and in each such case the holder of this Warrant, upon its exercise of this Warrant and payment of the Exercise Price, at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the Common Stock of the Company (or such other corporation) the proportionate share of all stock, securities or other property issued, paid or delivered for or on all of the Common Stock of the Company (or such other corporation) as is allocable to the shares of Common Stock then called for by this Warrant, as if such holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in Paragraph 4 and 5 hereof.

     6. Issue Tax. The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the holder of this Warrant or such shares for any issuance tax in respect thereof.

     7. No Rights or Liabilities as a Shareholder. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company. No provision of this Warrant, in the absence of affirmative action by the holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     8.   Transfer, Exchange and Replacement of Warrant.

          (a) Warrant Transfer Provisions. PRIOR TO TWO (2) YEARS FROM DATE OF ISSUANCE, THIS WARRANT MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT TO AFFILIATES OF THE HOLDER, UNLESS PREVIOUSLY REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR CONSENTED TO IN WRITING BY THE COMPANY AFTER CONSULTATION WITH COUNSEL, AND NO SALE, TRANSFER, ASSIGNMENT, HYPOTHECATION OR OTHER DISPOSITION OF THIS WARRANT PRIOR TO SUCH DATE, EXCEPT TO AFFILIATES OF THE HOLDER, SHALL BE VALID OR EFFECTIVE UNLESS PREVIOUSLY REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR CONSENTED TO IN WRITING BY THE COMPANY. For purposes hereof, "Affiliates" shall man any officers, employees or partners, as applicable, of the holder or any entity or person owning 100% of the capital stock or other ownership interest of the holder of which the holder owns 100% of the capital stock or other ownership interest. Any transfer of this Warrant, if previously consented to by the Company, is registrable at the office or agency of the Company referred to in Paragraph 8(d) below by the holder hereof in person or by his duly authorized attorney, upon surrender of this Warrant properly endorsed.

          (b) Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

          (c) Cancellation; Payment of Expenses. Upon the surrender of this Warrant in connection with any permitted transfer or any replacement as provided in this Section 8, this Warrant shall be promptly canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses and charges payable in connection with the preparation, execution and delivery of a Warrant pursuant to this Paragraph 8(c).

          (d) Register. The Company shall maintain at its principal office in Norcross, Georgia (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each permitted transferee, if any, and each prior owner of this Warrant, if any.

          (e) Exercise or Transfer Without Registration. Anything in this Warrant to the contrary notwithstanding, if, at the time of the surrender of this Warrant in connection with any exercise, transfer or exchange of this Warrant, this Warrant or the Warrant Shares shall not be registered under the Securities Act of 1933, as amended, and under applicable state securities or blue sky laws, the Warrant Shares issuable upon any exercise of this Warrant shall contain a legend in form and content satisfactory to the Company, and the Company may require, as a condition of allowing such exercise, transfer or exchange, that (i) the holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel, which opinion and counsel are acceptable to the Company, to the effect that such exercise, transfer or exchange may be made without registration under said Act and under applicable state securities or blue sky laws and (ii) the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company. The holder of this Warrant, by taking and holding the same, represents to the Company that such holder is acquiring this Warrant for investment and not with a view to the distribution thereof.

     9. Notices. All notices, requests and other communications required or permitted to be given or delivered hereunder to the holder of this Warrant shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail, postage prepaid and addressed, to such holder at the address shown for such holder on the books of the Company, or at such other address as shall have been furnished to the Company by notice from such holder. All notices, requests and other communications required or permitted to be given or delivered hereunder to the Company shall be in writing and shall be personally delivered, or shall be sent by certified or registered mail, postage prepaid and addressed, to the office of the Company at 3295 River Exchange Drive, Suite 350, Norcross, Georgia 30092, or at such other address as shall have been furnished to the holder of this Warrant by notice from the Company. Any such notice, request or other communication may be sent by telegram, facsimile or telex, but shall in such case be subsequently confirmed by a writing personally delivered or sent by certified or registered mail as provided above. All notices, requests and other communications shall be deemed to have been given either at the time of the delivery thereof to (or the receipt by, in the case of a telegram, facsimile or telex) the person entitled to receive such notice at the address of such person for purposes of this Paragraph 10, or, if mailed, at the completion of the third full day following the date of such mailing thereof to such address, as the case may be.

     11. GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA.

     12.  Miscellaneous.

          (a) Amendments. This Warrant and any provision hereof may not be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party (or any predecessor in interest thereof) against which enforcement of the same is sought.

          (b) Descriptive Headings. The descriptive headings of the several Paragraphs of this Warrant are inserted for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.

          (c) Successors and Assigns. This Warrant shall be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized undersigned officer as of ______________________, 1998.

                                        TOWNE SERVICES, INC.


                                        By:
                                           -------------------------------------
                                           DREW W. EDWARDS
                                           Chief Executive Officer

Attest:

By:
   ---------------------------
   Name:
   Title:

                           FORM OF EXERCISE AGREEMENT


                                                 Dated:
                                                       -------------------------

To:  Towne Services, Inc.

     The undersigned, pursuant to the provisions set forth in the within Warrant, hereby exercises said Warrant with regard to _________ of the shares of Common Stock covered by such Warrant, and makes payment herewith in full therefor at the price per share provided by such Warrant either (i) in cash or by certified or official bank check or by immediately available federal funds in the amount of $________________ as provided in the first sentence of Paragraph 1(a) of the Warrant or (ii) by acceptance of a lesser number of shares of Common Sock as provided in the second sentence of Paragraph 1(a) of the Warrant. Please issue a certificate or certificates for the Common Stock in the name of the undersigned and pay any cash for any fractional share to the undersigned. If this is an exercise of the Warrant in part only, please deliver to the undersigned a new Warrant of like tenor in the name of the undersigned evidencing the right to purchase the number of shares of Common Stock as to which the within Warrant is not being exercised.

     If the name(s) in which the shares of Common Stock are to be issued differ from the name of the holder set forth on the within Warrant, or if the address to which the certificate(s) representing such shares is to be forwarded is different from the address of the holder of the Warrant as shown on the records of the Company, or if more than one stock certificate is to be issued with regard to such shares, the name(s) and denominations in which the stock certificate(s) should be issued and/or the address to which the stock certificate(s) should be forwarded is set forth below.






                                   Name:
                                        ----------------------------------------

                                   Signature:
                                             -----------------------------------

                                   Title of Signing Officer or Agent (if any):

                                   ---------------------------------------------

                                   Note:  The above signature should correspond
                                          exactly with the name on the face of
                                          the within Warrant or with the name of
                                          the assignee appearing in the
                                          assignment form.

                               FORM OF ASSIGNMENT


     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers all the rights of the undersigned under the within Warrant to:

         Name of Assignee           Address          No. of Shares
         ----------------           -------          -------------



, and hereby irrevocably constitutes and appoints ____________________________ as agent and attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.


Dated:
      -------------------------

In the presence of:

-------------------------------


                                   Name:
                                        ----------------------------------------

                                   Signature:
                                             -----------------------------------

                                   Title of Signing Officer or Agent (if any):

                                   ---------------------------------------------

                                   Address:
                                           -------------------------------------

                                           -------------------------------------

                                   Note:  The above signature should correspond
                                          exactly with the name on the face of
                                          the within Warrant.